UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 11, 2003

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000
(Former name or former address, if changed since last report)

Atlas Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	84-1207329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000
(Former name or former address, if changed since last report)

This combined Form 8-K is separately filed by Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following exhibit is furnished pursuant to Item 12:

Exhibit 99.1 — Unaudited Financial Statements of Atlas Air Worldwide Holdings, Inc. for the three and nine months ended September 30, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     I. Update on Financial Restructuring

     As reflected in its Current Report on Form 8-K dated September 12, 2003 (the “September 8-K”), Atlas Air Worldwide Holdings, Inc. (the “Company”) announced in March 2003 that it was deferring all debt and aircraft lease payments associated with its fleet of Boeing 747 aircraft in order to give the Company the opportunity to negotiate a restructuring of the terms and conditions of its debt and aircraft leases to bring them in line with current and anticipated market conditions. As described in the September 8-K, the Company had reached agreements in principle with General Electric Capital Aviation Services, its banking group, the holders of its Class A Enhanced Equipment Trust Certificates, and several of its other creditors and lessors to restructure their debt and leases in accordance with the Company’s proposed restructuring program (the “September Plan”). The Company has subsequently reached an agreement in principle with the holders of a majority of each series of its Senior Notes to restructure the obligations relating to these securities. The September Plan was based upon the Company’s financial projections set forth in the September 8-K, which also included the Company’s unaudited historical results for the six months ended June 30, 2003.

     The Company’s unaudited operating results for the three and nine months ended September 30, 2003 (furnished as an exhibit to this Report) were significantly below the projections contained in the September Plan. This shortfall was attributable, in part, to (i) lower than anticipated military charters, (ii) the termination by the Company of an ACMI contract, (iii) lower than expected scheduled service revenue due to an industry wide delay in seasonal peak demand, and (iv) higher than projected fuel prices. As a result, the Company revised its September Plan to reflect these recent actual results and modified its projections of future operating results accordingly.

     The revised plan, projected through 2007 and summarized below (the “November Plan”), reflects (i) additional annual operating efficiencies of approximately $28 million in 2004 and $23.2 million in 2005, (ii) a reduction in the size of our operating fleet, (iii) a decrease in scheduled service to eliminate non-profitable routes, and (iv) a further reduction in ownership payments for our remaining Boeing 747-200/300 aircraft from those rates contemplated by the September Plan for a two year period with lease terms and debt maturities extended to compensate for the deferred payments. The November Plan calls for the maintenance of a minimum post-confirmation cash position, which contemplates borrowings of $50 million of debtor-in-possession (“DIP”) and exit financing. The Company is in discussions with several potential lenders with respect to obtaining the DIP and exit financing contemplated by the November Plan.

     The Company has presented the November Plan to its major secured and unsecured creditors and aircraft lessors and is currently in discussions with such creditors and lessors with a goal to obtaining their agreement to the November Plan. These measures are being taken in order to achieve a pre-negotiated restructuring to be effected through a Chapter 11 filing under the U.S. Bankruptcy Code.

     In order to give the Company sufficient time to secure the agreement of its major creditors and lessors to the November Plan and to obtain the DIP financing contemplated thereby, the Company has deferred the anticipated date of a Chapter 11 filing from December 15, 2003 to February 1, 2004. By obtaining pre-negotiated agreements from its major creditors and lessors, the Company expects to reduce the time spent in bankruptcy so as to minimize the impact of the filing on its operations.

     While the Company anticipates that it will be able to obtain agreements of its major creditors and lessors to effect a pre-negotiated Chapter 11 bankruptcy filing, no assurance can be given that it will be successful. In the event the Company is not successful in effecting a pre-negotiated filing with its major creditors and lessors, it could be forced by its creditors into bankruptcy and/or be forced to take other actions, which may include ceasing operations, or selling assets for the benefit of its creditors.

     At this time, it is not possible to predict accurately the effect of the Chapter 11 reorganization process on the Company’s business or when it may emerge from Chapter 11. The Company’s future results depend in part on the timely and successful completion of negotiations with its creditors and lessors, upon the ability of the Company to comply with the terms and conditions of its restructuring agreements and upon confirmation and implementation of a plan of reorganization. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy case to each of these constituencies, and it is possible that the Company’s existing equity or other securities will be restructured in a manner that will reduce substantially, or eliminate, any value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of the Company’s securities.

     II. Pro Forma Projected Financial Information

General Assumptions

     In connection with the Company’s revised November Plan referred to above and the negotiations with its creditors and lessors regarding implementation of that plan, the Company has prepared revised projections through 2007, assuming for purposes of these projections that (i) the Company’s creditors and lessors agree to the Company’s proposed deferrals in lease and debt payments and (ii) the Company would implement its restructuring plan through a filing under Chapter 11 of the U.S. Bankruptcy Code by February 1, 2004 and seek a confirmation of a plan of reorganization and emerge from bankruptcy four months after filing. These projections are presented below. For presentation purposes, projected cash flow data reflect a reduction in the size of the Company’s fleet, but projected balance sheet data, other than cash balances, have not been so adjusted.

     The projections were prepared by the Company for the purpose of illustrating to its lessors and creditors the financial impact of the implementation of the Company’s restructuring program, and consequently assume that the creditors and lessors agree to the Company’s restructuring proposals. Since negotiations with its creditors and lessors are currently ongoing, the Company’s November Plan and its restructuring proposals to its creditors and lessors are subject to change. Changes in the November Plan and related restructuring proposals could materially and adversely affect these projections. The five-year Projected Pro Forma Summary Financial Information set forth in the November Plan are based on a number of estimates and assumptions that, although considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and management and upon assumptions with respect to future business decisions which are subject to change. Such uncertainties and contingencies that may affect these projections include, without limitation, the economic environment in general and the air cargo market in particular, changes in air cargo capacity and in the demand for military missions, the uncertainties associated with a filing under Chapter 11 and related considerations of approval of a plan of reorganization, the outcome of current and potential litigation against the Company, the outcome of the Securities and Exchange Commission’s (“SEC”) investigation of the Company, the outcome of restructuring negotiations with the Company’s creditors and lessors, the ability of the Company to satisfy its future financing needs, significant changes in fuel prices and supply, as well as other operating expenses, the ability to maintain collective bargaining agreements on terms satisfactory to the Company, the availability and cost of war risk insurance for the Company and such other risks and uncertainties set forth under “Business — Risk Factors” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2001 and such other factors as may appear in the Company’s SEC filings from time to time. Accordingly, there can be no assurance that the projected results will be realized, and actual results may vary materially from those projected. If actual results are lower than those shown, or if the assumptions used in formulating the projections are not realized, Company cash flows could be materially and adversely affected.

     The five-year Projected Pro Forma Summary Financial Information and underlying assumptions were prepared by management and reflect management’s judgments as of November 19, 2003, of expected future operating conditions affecting the Company and of management’s expected course of action. There may be differences between the projected and actual results because events and circumstances, including the final agreements of the creditors and lessors regarding the restructuring concessions, may not occur as expected. Those differences could be material and adverse.

     The Company’s balance sheet does not fully reflect all of the potential effects of AICPA Statement of Position 90 — 7, “Financial Reporting by Entities in

Reorganization under the Bankruptcy Code,” which is commonly referred to as “Fresh Start” accounting. Such adjustments could have a material impact on the Company’s balance sheet.

     In the normal course of operating and managing the Company, management may revise the projections to reflect changes in assumptions, particularly as they relate to confirming a plan of reorganization. Management assumes no responsibility to advise users of the projections about any subsequent changes thereto.

2003-2007 Projected Pro Forma Summary Financial Information

Projected Statement of Operations - Atlas Air Worldwide Holdings, Inc - Consolidated (Non-GAAP)

	2003E	2004P	2005P	2006P	2007P

Revenue
Contract	$301.9	$309.6	$322.4	$347.4	$359.5
AMC Charter	435.3	152.2	152.2	152.2	152.2
Commercial Charter	84.0	68.2	60.9	60.5	62.4
Scheduled Service	525.3	594.2	611.5	622.5	631.5
Other	36.9	32.2	32.3	32.8	33.0

Total Operating Revenue	$1,383.5	$1,156.4	$1,179.4	$1,215.5	$1,238.6
Operating Expenses
Salaries, Wages & Benefits	$191.6	$182.4	$192.4	$202.4	$205.1
Ground Handling	96.9	81.9	81.8	81.9	82.0
Landing Fees and Other Rents	83.8	76.1	75.6	76.0	76.2
Maintenance, Materials & Repairs	214.2	197.2	197.6	194.7	192.1
Aircraft Fuel	315.6	244.9	240.8	229.6	230.2
Other Operating Expense	190.5	136.2	138.4	140.0	140.8
Identified Cost Savings Initiatives	0.0	0.0	(23.2)	(24.2)	(24.2)

Operating Expenses Subtotal	$1,092.5	$918.7	$903.3	$900.4	$902.1
EBITDAR	$290.9	$237.7	$276.0	$315.1	$336.5
Aircraft Rentals	$185.5	$147.9	$149.7	$155.3	$155.1

EBITDA	$105.4	$89.7	$126.3	$159.8	$181.4
Depreciation	$53.3	$37.4	$37.4	$37.4	$37.4

EBIT	$52.2	$52.3	$88.9	$122.4	$143.9
Special Charges	$44.4	$32.5	$0.0	$0.0	$0.0
Loss on Disposal of Fixed Assets	4.3	0.0	0.0	0.0	0.0
Interest Expense	78.7	32.6	31.5	27.1	22.6
Interest Income	(3.5)	(0.8)	(1.2)	(1.2)	(1.4)

Pretax (Loss)/Income	$(71.6)	$(11.9)	$58.6	$96.5	$122.8
Taxes	$0.0	$(3.5)	$21.7	$34.7	$43.6

Net (Loss)/Income	$(71.6)	$(8.5)	$37.0	$61.8	$79.2
Gain on Extinguishment of Debt	$0.0	$237.5	$0.0	$0.0	$0.0

Projected Balance Sheet - Atlas Air Worldwide Holdings, Inc. - Consolidated (Non-GAAP)

	2003E	2004P	2005P	2006P	2007P

Current Assets
Cash and Short Term Investments	$92.2	$119.9	$115.1	$127.7	$187.9
Accounts Receivable, Net	168.6	148.5	153.1	156.4	160.8
Prepaid Expenses	236.4	207.1	205.4	203.4	186.9

Total Current Assets	$497.3	$475.5	$473.6	$487.6	$535.6
Non-Current Assets
Gross PP&E	$850.9	$870.9	$890.9	$912.2	$933.6
Accumulated Depreciation	62.8	100.3	137.7	175.2	212.6

Net PP&E	$788.1	$770.7	$753.2	$737.0	$721.0
Deposits and Other	$133.2	$143.8	$118.2	$95.7	$75.8

Total Assets	$1,418.6	$1,389.9	$1,345.0	$1,320.4	$1,332.4
Liabilities
Accounts Payable & Accrued Liabilities	$277.8	$258.6	$255.1	$255.7	$254.5
Other Liabilities	206.4	190.8	175.2	159.7	144.1
Long Term Debt
Total Debt	$934.5	$561.5	$498.7	$427.1	$376.8
Total Liabilities	$1,418.6	$1,010.9	$929.0	$842.5	$775.4
Equity
Convertible Preferred	$0.0	$155.4	$166.7	$182.4	$203.7
Common	0.0	213.3	238.9	284.8	342.6

Total Equity	$0.0	$379.0	$416.0	$477.8	$557.0

Projected Cash Flow Statement - Atlas Air Worldwide Holdings, Inc. (Non-GAAP)

	2003E	2004P	2005P	2006P	2007P

Net (Loss)/Income	$(71.6)	$(8.5)	$37.0	$61.8	$79.2
Plus Depreciation	53.3	37.4	37.4	37.4	37.4
Plus PIK Interest	0.0	3.0	5.6	6.2	6.8
Less Changes In:
Accounts Receivable, Net	$18.3	$20.1	$(4.6)	$(3.4)	$(4.4)
Prepaid Expenses	(50.4)	29.4	1.7	2.0	16.5
Deposits, Deferred Taxes and Other*	22.1	(10.5)	25.6	22.4	20.0
Accounts Payable & Accrued Liabilities	(18.1)	(19.2)	(3.5)	0.7	(1.3)
Other Liabilities	(23.9)	(15.6)	(15.6)	(15.6)	(15.6)

Cash From Operating Activities	$(70.3)	$36.1	$83.7	$111.6	$138.7
Capital Expenditures*	$94.7	$20.0	$20.0	$21.3	$21.4

Cash Available to Repay Indebtedness	$(165.1)	$16.1	$63.7	$90.3	$117.3
Borrowings / (Repayments)	$3.9	$11.5	$(68.5)	$(77.7)	$(57.2)

Cash Flow	$(161.1)	$27.7	$(4.8)	$12.6	$60.1

Starting Cash	$253.4	$92.2	$119.9	$115.1	$127.7
Ending Cash	92.2	119.9	115.1	127.7	187.9

*Forecast does not includes any purchase deposits, revenue or expense assumptions for the Boeing aircraft delivery currently scheduled for 2006, nor any benefit of deferred taxes.

Use of Non-GAAP Financial Measures

     This Current Report on Form 8-K contains non-GAAP financial measures as part of the 2003-2007 Projected Pro Forma Summary Financial Information. Generally, a non-GAAP measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Pursuant to the requirements as defined in SEC Regulation G, the Company has provided below quantitative reconciliations within this Current Report on Form 8-K of the non-GAAP financial measures to the most comparable GAAP financial measures.

     The Company has included earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings before interest, taxes, depreciation and amortization and aircraft rentals (EBITDAR) as part of the 2003-2007 Projected Pro Forma Summary Financial Information, which are “non-GAAP” financial measures as defined in SEC Regulation G. EBITDA and EBITDAR are not measures of financial performance or liquidity under GAAP but are commonly used in the airline industry to gauge a company’s ability to meet debt service and lease payment requirements. Accordingly, these measures should not be considered as substitutes for net income, income from operations, net cash provided by operating activities, total indebtedness or any other operating, liquidity, indebtedness or capitalization measure prepared in accordance with GAAP. Items excluded from EBITDA and EBITDAR are significant components in understanding and assessing our financial performance. As part of our Current Report on Form 8-K, we have provided a reconciliation of EBITDA and EBITDAR to cash provided by or used for operating activities, which is the nearest comparable GAAP financial measure. However, because EBITDA and EBITDAR are not based on any standardized methodology prescribed by GAAP, investors should note that they are not necessarily comparable to similar measures presented by other companies.

	2003	2004	2005	2006	2007

Net cash (used for) provided by operating activities	$(70.3)	$36.1	$83.7	$111.6	$138.7
Add (deduct):
Interest Income	(3.5)	(0.8)	(1.2)	(1.3)	(1.4)
Interest Expense	78.7	29.6	25.7	20.9	15.8
Restructuring and non-recurring charges	44.4	32.5	—	—	—
Loss on sale of assets	4.3	—	—	—	—
Income Tax expense	—	(3.5)	21.7	34.7	43.6
Changes in operating assets and liabilities, net of accrued interest, rent and restructuring accruals:
Accounts receivable	(18.3)	(20.1)	4.6	3.4	4.4
Prepaid expenses and other assets	28.3	(18.9)	(27.3)	(24.4)	(36.5)
Accounts payable and accrued liabilities	18.1	19.2	3.5	(0.7)	1.3
Other liabilities	23.7	15.7	15.6	15.6	15.5

EBITDA	105.4	89.8	126.3	159.8	181.4
Aircraft rent	185.5	147.9	149.7	155.3	155.1

EBITDAR	$290.9	$237.7	$276.0	$315.1	$336.5

Fleet Plan

     The November Plan is based on a fleet of Boeing 747 freighter aircraft allocated as follows:

Fleet Assumptions
(Annual average fleet count)	2004P	2005P	2006P	2007P

400 Fleet
ACMI Lease Contracts	5.0	5.4	6.0	6.0
Scheduled Service	9.0	9.0	9.0	9.0
Charter Service	0.2	0.0	0.0	0.0
Mx Coverage/Spares	0.9	1.0	1.0	1.0

400 Total Operating	15.1	15.4	16.0	16.0
Dry Lease to Affiliates	3.0	3.0	3.0	3.0
Dry Leases to Third Parties	1.9	1.6	1.0	1.0

400 Total Fleet	20.0	20.0	20.0	20.0
200 Fleet
ACMI Lease Contracts	8.8	9.0	9.5	10.0
Scheduled Service	3.5	3.5	3.5	3.5
Charter Service	7.8	7.3	7.4	7.3
Commercial	3.0	2.3	2.4	2.3
AMC	5.0	5.0	5.0	5.0
Mx Coverage/Spares	1.1	1.1	0.8	1.3

200 Total Operating	21.2	20.8	21.2	22.0
Total Operating Fleet	36.3	36.3	37.2	38.0
Total Fleet*	41.2	40.8	41.2	42.0

* Does not include aircraft that may be parked or returned.

III.	Unaudited Financial Statements for the three and nine months ended September 30, 2003

     See Exhibit 99.1 attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

DATE: December 11, 2003	By:	/s/ David W. Lancelot

David W. Lancelot
Senior Vice President & Chief Financial Officer

Atlas Air, Inc.

DATE: December 11, 2003	By:	/s/ David W. Lancelot

David W. Lancelot
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1 — Unaudited Financial Statements of Atlas Air Worldwide Holdings, Inc. for the three and nine months ended September 30, 2003.